UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (date of earliest event reported): August 31, 2005


                          ICON INCOME FUND EIGHT A L.P.
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               (Exact Name of Registrant as Specified in Charter)


          Delaware                        333-54011             13-4006824
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      (State of                        (Commission            (IRS Employer
   Incorporation)                      File Number)          Identification No.)


                          100 Fifth Avenue, 10th Floor
                            New York, New York 10011
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               (Address of principal executive offices) (Zip Code)


                                 (212) 418-4700
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              (Registrant's telephone number, including area code)


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          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02         Termination of a Material Definitive Agreement

     (a) On September 7, 2005, the Registrant, together with certain of its affiliates, ICON Income Fund Eight B, L.P., ICON Income Fund Nine, LLC and ICON Income Fund Ten, LLC (collectively, the "Comerica Borrowers") prepaid in full and cancelled its existing Loan and Security Agreement with Comerica Bank-California (the "Comerica Loan Agreement") which was to mature on December 30, 2005. The Comerica Loan Agreement provided for a joint and several line of credit of up to $17,500,000 secured by certain collateral of the Comerica Borrowers. The interest rate on any advances made under the Comerica Loan Agreement was the variable interest rate established by Comerica Bank-California plus 1% per annum. No early termination penalties were paid in respect of the prepayment of the revolving credit facility provided under the Comerica Loan Agreement.

     In addition, on September 7, 2005, the Comerica Borrowers terminated their existing Contribution Agreement, dated May 30, 2002 (the "Comerica Contribution Agreement"). In accordance with the Comerica Contribution Agreement, the Comerica Borrowers agreed to certain restrictions on the amounts and terms of their respective borrowings under the Comerica Loan Agreement in order to minimize the risk that a Comerica Borrower would be unable to repay its allocable portion of the outstanding obligations under the Comerica Loan Agreement at any time. These restrictions included, but were not limited to, borrowing in excess of the lesser of (a) an amount each Comerica Borrower could reasonably have expected to repay in one year from its projected cash flow, or
(b) the greater of (i) the borrowing base, as defined in the Comerica Loan Agreement, as applied to such and (ii) 50% of the net worth of such Comerica Borrower. The Comerica Contribution Agreement also provided that, in the event a Comerica Borrower paid an amount under the Comerica Contribution Agreement in excess of its allocable share of the total obligations under the Comerica Loan Agreement, whether by reason of an event or default or otherwise, the other Comerica Borrowers would immediately make a contribution payment to such Comerica Borrower and in such amount that the aggregate amount paid by each Comerica Borrower reflected its allocable share of the aggregate obligations under the Comerica Loan Agreement. The Comerica Borrowers' obligations to each other under the Comerica Contribution Agreement were collateralized by a subordinate lien on the assets of each Comerica Borrower.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                ICON INCOME FUND EIGHT A L.P.

                                By: ICON CAPITAL CORP., its General Partner

                                By: /s/ Thomas W. Martin
                                ----------------------------------------
Date: September 7, 2005         Thomas W. Martin
                                Executive Vice President